UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 37th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ORCC	The New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2023 (the “Amendment Date”), Owl Rock CLO I, LLC, a subsidiary of Owl Rock Capital Corporation (the “Company”), entered into a supplemental indenture (the “Supplemental Indenture”) to that indenture and security agreement dated as of May 28, 2019 (as supplemented by the Supplemental Indenture, the “Indenture”) by and among Owl Rock CLO I, Ltd., as issuer, Owl Rock CLO I, LLC, as co-issuer, and State Street Bank And Trust Company, as collateral trustee. The Supplemental Indenture converted the reference rate applicable to the securities issued under the Indenture from LIBOR to term SOFR plus a spread adjustment.

The foregoing description is only a summary of the Supplemental Indenture and is qualified in its entirety by the Supplemental Indenture which is filed as an exhibit hereto.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Supplemental Indenture, dated as of June 28, 2023, by and among Owl Rock CLO I, Ltd., as issuer, Owl Rock CLO I, LLC, as co-issuer, and State Street Bank and Trust Company, as collateral trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

June 30, 2023	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer